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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

        Name of Subsidiary                    State of Incorporation
-----------------------------------     -----------------------------------
Fundtech Corporation                    Delaware
Fundtech U.K. Limited                   United Kingdom